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                                                                Exhibit 10.43


                 [ADOBE SYSTEMS INCORPORATED LETTERHEAD]


                            October 9, 1997


Mr. David B. Pratt
12324 Melody Lane
Los Altos Hills, California  94022



                             RESIGNATION AGREEMENT


Dear Mr. Pratt:


     This will reflect our mutual agreement concerning your resignation from your position as an officer of Adobe Systems Incorporated (the "COMPANY") and of each of the subsidiaries of the Company (collectively, the "COMPANIES") and the Company's retention of you as an employee following such resignation, in accordance with the terms and conditions set forth below. Your acceptance of and agreement with the provisions of this letter (hereinafter, the "RESIGNATION AGREEMENT") will be signified by applying your signature to the end of this letter by a date no later than 21 days after the letter date.

     1. YOUR RESIGNATION AS AN OFFICER. By signing this Resignation Agreement, you hereby agree that your resignation from all positions you hold as an officer of the Companies shall become effective as of November 30, 1997 (the "RESIGNATION DATE").

     2. TRANSITIONAL EMPLOYMENT ARRANGEMENT. You further agree that as of the Resignation Date and continuing through January 15, 1998 (the "SEVERANCE DATE") you shall remain employed by the Company and you shall devote substantially all of your business time, attention and abilities to the business of the Company (including its subsidiaries or affiliates, when so required) and faithfully serve the Company and use your best efforts to promote and develop the interests of the Company.

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During the period beginning on the Resignation Date and ending on the
Severance Date (hereinafter, the "TRANSITIONAL PERIOD"), your responsibilities and duties as an employee of the Company will be to provide advice to the President and Co- Chairman of the Board of Directors of the Company regarding all matters relating to the transitional management activities associated with the Pathfinder project.

     3.  TERMINATION OF EMPLOYMENT.   On the Severance Date, you will cease
to be employed in any capacity by the Company.

     4. PAYMENTS AND BENEFITS IN CONNECTION WITH YOUR RESIGNATION AND TRANSITIONAL EMPLOYMENT. In connection with your resignation and transitional employment, subject to Section 8, the Company agrees to provide you with the compensation and benefits described below.

           (a) SALARY CONTINUATION PAYMENTS. In consideration of your agreement to continue your employment with the Company during the Transitional Period, the Company shall continue to pay you your base salary, at the annual rate currently in effect as of the Resignation Date, payable in accordance with the Company's normal payroll procedures.

           (b) BENEFIT CONTINUATION DURING THE TRANSITIONAL PERIOD. During the Transitional Period, you shall continue to participate in all Company welfare benefit plans, including, without limitation, health, medical and disability insurance plans, in which you participate as of the Resignation Date (the "Welfare Benefit Plans"), in accordance with the terms and conditions applicable to you which are currently in effect as of such date.

           (c) BENEFIT CONTINUATION AFTER THE SEVERANCE DATE. For a period of two years and nine months following the Severance Date, you and your eligible dependents shall continue to participate in the Welfare Benefit Plans on the same terms (including contribution levels) as are in effect on the Resignation Date. Your participation in the Welfare Benefit Plans will terminate at the time you become eligible to receive benefits under the welfare benefit plans of a subsequent employer. You hereby acknowledge and agree that you have an affirmative obligation to notify the Company of any subsequent employment that offers you such welfare benefits.

           (d) BONUS. As soon as practicable following the Severance Date, the Company will pay you your bonus for fiscal year ending 1997, subject to the terms and conditions of the bonus plan and arrangements applicable to you. You will not

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however, receive a bonus for any portion of fiscal year ending 1998.

           (e) SPECIAL SEVERANCE PAYMENT. As soon as practicable following the Severance Date, the Company will make a one-time lump sum cash severance payment (the "Severance Payment") to you of $1,496,000, representing (i) two and nine-twelfths multiplied by (ii) the sum of your annual salary and target bonus which are currently in effect. If within six monthe of the Severance Date, you breach any of the provisions of Section 8 below, you shall either
(i) forfeit 30% of the Severance Payment as described this Section 4(e) (the "Forfeited Amount") if you have not received such Severance Payment at the time of the breach or (ii) if you have received the Severance Payment at the time of such breach, you shall immediately incur the binding and enforceable obligation to the Company to repay the Forfeited Amount within thirty days from the date the Company provides you written notice of such breach.

     5. OPTIONS. All stock option awards of the Adobe Stock Option Plan of 1984 and the Adobe Stock Option Plan of 1994, granted to you under the Company's stock option plans, will vest and become exercisable as of the Severance Date. The exercisable options will remain exercisable for a period of 90 days from the Severance Date, after which all options will be canceled and become void.

     6. PERFORMANCE UNITS. You will earn performance units for the Adobe Long Term Incentive Plan period 1995 through 1997 in accordance with the terms of the plan. You will earn a pro rata share of the performance units for the periods 1996 through 1998 and 1997 through 1999 as follows:

          (i) on December 24, 1997, you will receive 4,600 vested performance units for the period 1996 through 1998 according to the terms of the plan,

          (ii) on December 24, 1997 you will receive 6,667 vested performance units for the period 1997 through 1999 according to the terms of the plan.

     7. PARTNERSHIP UNITS. On the Severance Date 7,500 of your partnership units in Adobe Incentive Partners, L.P. shall vest for the 12-month period ending December 31, 1997. No partnership units will vest for the partial month January 1998 during which your employment with the Company will terminate.

     8.  PROTECTING THE INTERESTS OF THE COMPANY.

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           (a)  RESTRICTIVE COVENANTS.  You acknowledge and agree that following the Severance Date, you shall continue to remain subject to and bound to comply with the Employee Inventions and Proprietary Rights Assignment Agreement between you and the Company dated May 16, 1988.

           (b) COOPERATION IN LITIGATION. In consideration of the payments hereunder, you agree to reasonably cooperate with and assist the Company and its counsel, following the Severance Date, (i) in the preparation and assertion of any claim or defense in connection with any action, suit or proceeding brought by or against any of the Companies and (ii) in any investigations (including internal investigations) and audits of the Companies' current and past conduct and business and accounting practices, provided that you possess relevant knowledge and/or expertise in the matter. Subject to documentation and itemization to the Company's reasonable satisfaction, the Company agrees to pay all travel expenses, attorneys' fees and other out-of-pocket expenses, actually, necessarily and reasonably incurred by you in connection with the activities described in the preceding sentence.

           (c) NO SOLICITATION. You agree that for a period of 24 months after the Severance Date, you shall not, either directly or indirectly, solicit or encourage any employee of the Companies to terminate his or her employment with the Companies.

           (d) PRESS RELEASES. During the Transitional Period, you and the Company shall agree upon the form of any statements to that are released to the press with respect to the subject matter of this Resignation Agreement and you agree not to make any remarks or comments concerning your termination of employment with the Company that are inconsistent with any such press releases.

           (e) CONFIDENTIALITY OF THE RESIGNATION AGREEMENT. Subject to any legal requirements to divulge such information, you and the Company mutually agree to keep the contents and terms of this Resignation Agreement confidential for a period of six months following the Severance Date.

           (f) PUBLIC COMMENT. You agree to refrain from making now or at any time in the future any derogatory or disparaging comment concerning any of the Companies or any current or former directors, officers or employees of any of the Companies to the press, any employees of any of the Companies or any individual or entity with whom you or any of the Companies has a business relationship. The Company agrees to refrain from

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making now or at any time in the future any derogatory or disparaging comment concerning you to the press or to any person with whom you or any of the Companies has a business relationship.

           (g) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, you acknowledge that a breach of any of the covenants contained in this Section 8 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by this Section 8, or such other relief as may be required to specifically enforce any of the covenants in this Section 8.

     9.  RELEASE.

          (a) In recognition of the consideration cited above, you hereby release and discharge on behalf of each of the Releasing Parties (as defined below) each of the Released Parties (as defined below) from any and all claims, actions and causes of action that the Releasing Parties may have or in the future may possess with respect to the Released Parties, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964 as amended, the Rehabilitation Act of 1973 as amended, the Americans with Disabilities Act of 1990 as amended, the Civil Rights Act of 1866 as amended, the Civil Rights Act of 1991 as amended, the Employee Retirement Income Security Act of 1974 as amended, the Older Workers Benefit Protection Act as amended, the Family Medical Leave Act of 1993 as amended, or any other federal or state or local law, whether such claim arises under statute or common law and whether or not you are presently aware of the existence of such claim, damage, action or cause of action, suit or demand. You also forever release, discharge and waive any right the Releasing Parties may have to recover in any proceeding brought by any federal, state or local agency against the Released Parties to enforce any laws. You agree that the value received as described in this Resignation Agreement shall be in full satisfaction of any and all claims, actions or causes of action for payment or other benefits of any kind that the Releasing Parties may have against the Released Parties. "RELEASING PARTIES" means you, your family members, your estate, your beneficiaries, your heirs and your assigns and the estate, beneficiaries, heirs and assigns of each of the foregoing. "RELEASED PARTIES" means the Companies and their present, former and future shareholders, directors, officers, employees, agents, attorneys, heirs and assigns.

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           (b)  In further recognition of the consideration cited above, you hereby release and forever discharge on behalf of each of the Releasing Parties each of the Released Parties from any and all claims, actions and causes of action that you may have as of the date you sign and deliver to the Company this Resignation Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder ("ADEA") which may be based in whole or in part on age discrimination.

           (c) You acknowledge that you have read Section 1542 of the Civil Code of the State of California, which states:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

You waive any rights that you have or may have under Section 1542 of the Civil Code to the full extent that you may lawfully waive such rights with respect to this general release of all claims.

     10. TERMINATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. With the exception of the terms and conditions outlined in the Amended and Restated Partnership Agreement of the Adobe Incentive Partners, L.P. and the Restricted Units Agreement and the vesting of your partnership units outlined herein, This Resignation Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral. This Resignation Agreement may not be modified or amended except by a document signed by you and an authorized officer of the Company.

     11. ARBITRATION. Any controversy or claim arising out of or relating to this Resignation Agreement, including, but not limited to, any claim relating to the validity, interpretation, enforceability or breach of this Resignation Agreement, which is not settled by agreement between you and the Company (collectively, the "PARTIES") shall be settled by arbitration in San Jose, California, before a panel of three arbitrators, one to be selected by the Company, one by you and the other by the two persons so selected, all in accordance with the rules of the American Arbitration Association then in effect; PROVIDED, HOWEVER, that the Company shall nevertheless be entitled to seek relief under Section 8 above in accordance with Section 8(g) thereof.
In consideration of the Parties' agreement

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to submit to arbitration disputes with regard to this Resignation Agreement and with regard to any alleged tort, contract or other claim arising out of the employment relationship, and in consideration of the anticipated expedition and minimization of expense of this arbitration remedy, each Party agrees that the arbitration provisions of this Resignation Agreement shall provide it with the exclusive remedy, except as provided in the preceding sentence, and each Party expressly waives any right it might have to seek redress in any other form except as provided herein. The Parties further agree that the arbitrators acting hereunder shall be empowered to assess no remedy other than payment of compensatory damages or an order (including temporary, preliminary or permanent injunctive relief) enforcing the provisions of Section 8 above. Any decision or order of the majority of arbitrators shall be binding upon the Parties hereto and judgment thereon may be entered in the Santa Clara County Superior Court or any other court having jurisdiction. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Resignation Agreement.

     12. ACKNOWLEDGMENT. By signing this Resignation Agreement, you hereby acknowledge and confirm the following:

           (a) You were advised by the Company in connection with your resignation to consult with an attorney of your choice prior to signing this Resignation Agreement and to have such attorney explain to you the terms of this Resignation Agreement including, without limitation, the terms relating to your release of claims arising out of ADEA.

           (b) You were given not less than 21 days to consider the terms of this Resignation Agreement and to consult with an attorney of your choosing with respect thereto, and that for a period of seven days following your acceptance hereof, you have the option to revoke such acceptance in accordance with the terms set forth below.

     13. REVOCATION. You shall have the right to revoke this Resignation Agreement during the seven-day period (the "REVOCATION PERIOD ") commencing immediately following the date you sign and deliver this Resignation Agreement to the Company. The Revocation Period shall expire at 5:00 p.m. (California time) on the last day of the Revocation Period; PROVIDED, HOWEVER, that if such seventh day is not a business day, the Revocation Period shall extend to 5:00 p.m. on the next succeeding business day. In the event of any such

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revocation by you, all obligations of any of the Companies under this
Resignation Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by you shall be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period

     Your signature on the line below constitutes your agreement with each provision contained herein.


                                       Very truly yours,

                                       Adobe Systems Incorporated




                                       By: Charles M. Geschke
                                          --------------------------------
                                           Title: President




I UNDERSTAND AND AGREE WITH THE ABOVE:


   /s/ David B. Pratt
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David B.  Pratt


Dated: October 13, 1997
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